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                                                      Exhibit No. EX-99.13(a)(2)

                                AMENDED EXHIBIT A
                          Fund Administration Agreement
                            (Effective ______, 2003)

                        GARTMORE VARIABLE INSURANCE TRUST

Fees

The Trust shall pay fees to the Administrator and Gartmore Investors Services, Inc. (formerly Nationwide Investors Services, Inc.) (the "Agent"), as set forth in the schedule directly below, for the provision of fund administration services covered by this Agreement and for transfer and dividend disbursement agency services. (Transfer and dividend disbursement agency services are provided to the Trust by the Agent and are described in the Transfer and Dividend Disbursing Agent Agreement between the Trust and the Agent. Reference is also made to Exhibit A of the Transfer and Dividend Disbursing Agent Agreement, effective [_], 2003.) Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses reasonably incurred by the Administrator and the Agent in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Agent.

                                   Aggregate* Fee as a
Trust Asset Level#              Percentage of Net Assets
-----------------------------   ------------------------
Up to $1 billion                         0.13%
$1 billion up to $3 billion              0.08%
$3 billion up to $8 billion              0.05%
$8 billion up to $10 billion             0.04%
$10 billion up to $12 billion            0.02%
$12 billion or more                      0.01%

*    Includes fund administration and transfer agency services.
# The assets of each of the GVIT Investor Destinations Funds (listed below) are excluded from the Trust asset level amount in order to calculate this asset based fee for the Trust. The GVIT Investor Destinations Funds do not pay any part of this fee.

Funds of the Trust

Gartmore GVIT Total Return Fund (to be renamed Gartmore GVIT Nationwide Fund effective April 28, 2003)
Gartmore GVIT Growth Fund (formerly Capital Appreciation Fund)
Gartmore GVIT Government Bond Fund (formerly Government Bond Fund)
Gartmore GVIT Money Market Fund (formerly Money Market Fund)
Gartmore GVIT Money Market Fund II (formerly Gartmore GVIT Money Market Fund II) J.P. Morgan GVIT Balanced Fund (formerly Nationwide Balanced Fund and J.P.
   Morgan NSAT Balanced Fund)
Comstock GVIT Value Fund (formerly Nationwide Equity Income Fund, Federated
   NSAT Equity Income Fund and Federated GVIT Equity Income Fund)
Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and
   Nationwide Global 50 Fund)
Federated GVIT High Income Bond Fund (formerly Nationwide High Income Bond Fund and Federated NSAT High Income Bond Fund)
MAS GVIT Multi Sector Bond Fund (formerly Nationwide Multi Sector Bond Fund and
   MAS NSAT Multi Sector Bond Fund) (to be renamed Van Kampen GVIT Multi Sector Bond Fund effective April 28, 2003)
GVIT Small Cap Value Fund (formerly Nationwide GVIT Small Cap Value Fund) Dreyfus GVIT Mid Cap Index Fund (formerly Nationwide Mid Cap Index Fund and
   Dreyfus NSAT Mid Cap

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   Index Fund)
GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap Growth
   Fund and Nationwide Cap Small Growth Fund)
Nationwide GVIT Strategic Value Fund (formerly Nationwide Strategic Value Fund) Strong GVIT Mid Cap Growth Fund
     (formerly Nationwide Strategic Growth Fund and Strong NSAT Mid Cap Growth
     Fund) (to be renamed Gartmore GVIT Mid Cap Growth Fund upon completion of reorganization)
GVIT Small Company Fund (formerly Nationwide Small Company Fund) *
Turner GVIT Growth Focus Fund (formerly Nationwide Growth Focus Fund II and
   Turner NSAT Growth Focus Fund)
Gartmore GVIT Global Technology and Communications Fund (formerly Nationwide
   Global Technology and Communications Fund II and Gartmore GVIT Global Technology and Communications Fund)
Gartmore GVIT Global Health Sciences Fund (formerly Gartmore NSAT Global Health
   Sciences Fund)
Gartmore GVIT Emerging Markets Fund (formerly Gartmore NSAT Emerging Markets
   Fund)
Gartmore GVIT International Growth Fund (formerly Gartmore NSAT International
   Growth Fund)
Gartmore GVIT Global Leaders Fund (formerly Gartmore NSAT Global Leaders Fund) Gartmore GVIT European Leaders Fund (formerly Gartmore NSAT European Growth
   Fund)
Gartmore GVIT Global Small Companies Fund (formerly Gartmore NSAT Global Small
   Companies Fund)
Gartmore GVIT OTC Fund (formerly Gartmore NSAT OTC Fund)
Gartmore GVIT Asia Pacific Leaders Fund
Gartmore GVIT U.S. Growth Leaders Fund (formerly Gartmore GVIT U.S. Leaders
   Fund)
Gartmore GVIT Global Financial Services Fund
Gartmore GVIT Global Utilities Fund
Gartmore GVIT Investor Destinations Aggressive Fund
   (formerly NSAT Investor Destinations Aggressive Fund)
Gartmore GVIT Investor Destinations Moderately Aggressive Fund
   (formerly NSAT Investor Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destinations Moderate Fund
   (formerly NSAT Investor Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately Conservative Fund
   (formerly NSAT Investor Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative Fund
   (formerly NSAT Investor Destinations Conservative Fund)
Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore GVIT U.S. Leaders Fund) Gartmore GVIT Micro Cap Equity Fund
Dreyfus GVIT International Value Fund
GVIT Equity 500 Index Fund
Gartmore GVIT Developing Markets Fund
Gartmore GVIT Nationwide Principal Protected Fund

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*    This Fund's maximum aggregate fee is as follows:

     Fund Asset Level                Fee as a Percentage of Net Assets
     ----------------                ---------------------------------
     Up to $250 million                          0.08%
     $250 million up to $1 billion               0.06%
     $1 billlion or more                         0.05%

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                                               AGREED TO AND ACCEPTED BY:

                                               GARTMORE VARIABLE INSURANCE TRUST


                                               By:
                                                     ---------------------------
                                               Name:
                                               Title:


                                               GARTMORE SA CAPITAL TRUST


                                               By:
                                                     ---------------------------
                                               Name:
                                               Title: